Exhibit 99.1

AMCON Distributing Company Reports Results for the Quarter Ended December 31, 2021

OMAHA, Neb.--(BUSINESS WIRE)--January 18, 2022--AMCON Distributing Company (“AMCON”) (NYSE American: DIT), an Omaha, Nebraska based consumer products company, is pleased to announce fully diluted earnings per share of $5.18 on net income available to common shareholders of $3.0 million for its first fiscal quarter ended December 31, 2021.

“We are pleased with our results for the first fiscal quarter. AMCON continues to navigate a challenging operating environment. Our management team was able to deliver our customers a safe, consistent and seamless level of customer service,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. Mr. Atayan further noted, “AMCON remains focused on our long-term strategic initiatives. We continue to seek out acquisition opportunities for distributors who want to align with our growing platform and customer centric management philosophy.”

The wholesale distribution segment reported revenues of $410.6 million and operating income of $7.4 million for the first quarter of fiscal 2022. The retail health food segment reported revenues of $11.9 million and operating income of $0.5 million for the first quarter of fiscal 2022.

“We work collaboratively with our customers to develop customized foodservice and technology platforms. This approach enables our customers to enhance their efficiencies and profitability, which is especially important in light of rapidly changing market conditions. Our customer base is growing geographically, and we are deploying the capital and human resources necessary to support this growth,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. Mr. Plummer also noted, “AMCON’s associates and management did an outstanding job of securing the products and staffing necessary to best serve our customers in these challenging conditions.”

Charles J. Schmaderer, AMCON’s Chief Financial Officer said, “We are pleased with the progress of our strategic investment in Team Sledd, LLC. We ended the quarter with $79.6 million of shareholders’ equity and continue to work closely with our banking group to optimize our capital structure. We maintain consistently high levels of liquidity to support the growth of the enterprise.”

AMCON’s Healthy Edge Retail Group plays an important role in the health and wellness of the communities it serves. Throughout the pandemic, our management team has worked diligently to offer a continuous and safe shopping experience for customers. Our long-term relationship with the organic/natural products vendor community has enabled our stores to meet the demands of our customers for total wellness solutions. Our strategy is to offer a broad selection of the highest quality organic and natural merchandise available supported by a high degree of customer service not found at other big box retailers within our industry.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates twenty (20) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Akin’s Natural Foods www.akins.com in its Midwest market, and Chamberlin's Natural Foods www.chamberlins.com and Earth Origins Market www.earthoriginsmarket.com in its Florida market.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
December 31, 2021 and September 30, 2021

	December	September
	2021	2021
	(Unaudited)
ASSETS
Current assets:
Cash	$840,961	$519,591
Accounts receivable, less allowance for doubtful accounts of $0.8 million at December 2021 and $0.9 million at September 2021	30,861,247	35,844,163
Inventories, net	97,742,318	95,212,085
Prepaid expenses and other current assets	4,830,698	4,999,125
Total current assets	134,275,224	136,574,964

Property and equipment, net	15,449,705	16,012,524
Operating lease right-of-use assets, net	16,942,549	17,846,529
Note receivable, net of current portion	3,325,000	3,325,000
Goodwill	4,436,950	4,436,950
Other intangible assets, net	500,000	500,000
Equity method investment	10,406,708	9,380,343
Other assets	312,635	334,819
Total assets	$185,648,771	$188,411,129

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,372,775	$24,235,042
Accrued expenses	9,686,140	11,468,955
Accrued wages, salaries and bonuses	2,892,772	4,489,852
Income taxes payable	1,194,512	867,160
Current operating lease liabilities	5,555,582	5,513,390
Current maturities of long-term debt	566,624	561,202
Total current liabilities	38,268,405	47,135,601

Credit facility	48,447,738	43,650,865
Deferred income tax liability, net	2,704,876	1,531,228
Long-term operating lease liabilities	11,723,408	12,669,157
Long-term debt, less current maturities	4,910,559	5,054,265
Other long-term liabilities	13,611	757,387

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 582,789 shares outstanding at December 2021 and 551,369 shares outstanding at September 2021	9,148	8,834
Additional paid-in capital	26,999,735	24,918,781
Retained earnings	83,438,578	83,552,298
Treasury stock at cost	(30,867,287)	(30,867,287)
Total shareholders’ equity	79,580,174	77,612,626
Total liabilities and shareholders’ equity	$185,648,771	$188,411,129

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three months ended December 31, 2021 and 2020

	For the three months ended December
	2021	2020
Sales (including excise taxes of $97.1 million and $100.5 million, respectively)	$422,571,278	$404,744,774
Cost of sales	395,638,615	381,282,795
Gross profit	26,932,663	23,461,979
Selling, general and administrative expenses	22,390,740	18,599,816
Depreciation	784,245	774,285
	23,174,985	19,374,101
Operating income	3,757,678	4,087,878

Other expense (income):
Interest expense	322,097	376,430
Other (income), net	(40,109)	(41,823)
	281,988	334,607
Income from operations before income taxes	3,475,690	3,753,271
Income tax expense	1,245,000	1,011,000
Equity method investment earnings, net of tax	770,365	335,339
Net income available to common shareholders	$3,001,055	$3,077,610

Basic earnings per share available to common shareholders	$5.33	$5.61
Diluted earnings per share available to common shareholders	$5.18	$5.57

Basic weighted average shares outstanding	563,546	548,125
Diluted weighted average shares outstanding	578,964	552,059

Dividends paid per common share	$5.18	$0.18

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Shareholders’ Equity
for the three months ended December 31, 2021 and 2020

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
THREE MONTHS ENDED DECEMBER 2020
Balance, October 1, 2020	869,867	$8,697	(332,152)	$(30,861,549)	$24,282,058	$71,362,334	$64,791,540
Dividends on common stock, $5.18 per share	—	—	—	—	—	(3,038,544)	(3,038,544)
Compensation expense and issuance of stock in connection with equity-based awards	13,722	137	—	—	725,181	—	725,318
Repurchase of common stock	—	—	(68)	(5,738)	—	—	(5,738)
Net income	—	—	—	—	—	3,077,610	3,077,610
Balance, December 31, 2020	883,589	$8,834	(332,220)	$(30,867,287)	$25,007,239	$71,401,400	$65,550,186

THREE MONTHS ENDED DECEMBER 2021
Balance, October 1, 2021	883,589	$8,834	(332,220)	$(30,867,287)	$24,918,781	$83,552,298	$77,612,626
Dividends on common stock, $5.18 per share	—	—	—	—	—	(3,114,775)	(3,114,775)
Compensation expense and issuance of stock in connection with equity-based awards	31,420	314	—	—	2,080,954	—	2,081,268
Repurchase of common stock	—	—	—	—	—	—	—
Net income	—	—	—	—	—	3,001,055	3,001,055
Balance, December 31, 2021	915,009	$9,148	(332,220)	$(30,867,287)	$26,999,735	$83,438,578	$79,580,174

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the three months ended December 31, 2021 and 2020

	December	December
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,001,055	$3,077,610
Adjustments to reconcile net income from operations to net cash flows from (used in) operating activities:
Depreciation	784,245	774,285
Equity method investment earnings, net of tax	(770,365)	(335,339)
(Gain) loss on sales of property and equipment	(31,000)	(2,000)
Equity-based compensation	710,056	346,891
Deferred income taxes	1,173,648	132,736
Provision for losses on doubtful accounts	(102,000)	(24,000)
Inventory allowance	99,304	172,137
Changes in assets and liabilities:
Accounts receivable	5,084,916	4,589,579
Inventories	(2,629,537)	30,967,449
Prepaid and other current assets	(6,573)	(5,792,622)
Other assets	22,184	40,193
Accounts payable	(5,750,609)	(5,069,889)
Accrued expenses and accrued wages, salaries and bonuses	(1,519,848)	(1,793,704)
Other long-term liabilities	(743,776)	(169,854)
Income taxes payable and receivable	71,352	(211,854)
Net cash flows from (used in) operating activities	(606,948)	26,701,618

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(333,084)	(432,505)
Proceeds from sales of property and equipment	31,000	2,000
Principal payment received on note receivable	175,000	—
Net cash flows from (used in) investing activities	(127,084)	(430,505)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	439,039,482	385,943,710
Repayments under revolving credit facility	(434,242,609)	(414,863,443)
Proceeds from borrowings on long-term debt	—	3,000,000
Principal payments on long-term debt	(138,284)	(136,119)
Repurchase of common stock	—	(5,738)
Dividends on common stock	(3,114,775)	(105,599)
Settlement and withholdings of equity-based awards	(488,412)	(250,021)
Net cash flows from (used in) financing activities	1,055,402	(26,417,210)
Net change in cash	321,370	(146,097)
Cash, beginning of period	519,591	661,195
Cash, end of period	$840,961	$515,098

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$333,941	$426,655
Cash paid during the period for income taxes	—	1,090,119

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$16,591	$16,007
Dividends declared, not paid	—	2,932,945
Issuance of common stock in connection with the vesting and exercise of equity-based awards	2,280,783	949,812

Contacts

Christopher H. Atayan
AMCON Distributing Company
Ph 402-331-3727